EXHIBIT 4.3

                            SURGE GLOBAL ENERGY, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                                 NON-PLAN OPTION

         David Perez (the "OPTIONEE") has been granted an option (the "OPTION") to purchase certain shares of Stock of Surge Global Energy, Inc., a Delaware corporation, pursuant to the STOCK OPTION AGREEMENT attached hereto (the "AGREEMENT"), as follows:

         DATE OF OPTION GRANT:      November 30, 2004

         NUMBER OF OPTION SHARES:   3,000,000

         EXERCISE PRICE:            $0.65

         INITIAL EXERCISE DATE:     Date of Option Grant

         INITIAL VESTING DATE:      Date of Option Grant

         OPTION EXPIRATION DATE:    The date ten (10) years after the
                                    Date of Option Grant.

         TAX STATUS OF OPTION:      NONSTATUTORY STOCK OPTION. (Enter
                                    "Incentive" or "Nonstatutory." If blank, this Option will be a Nonstatutory Stock
                                    Option.)

         VESTED SHARES: Except as provided in the Stock Option Agreement, the number of vested Shares (disregarding any resulting fractional share) as of any date as determined by multiplying the Number of Option Shares by the "VESTED RATIO" determined as of such date as follows:

                                                                    Vested Ratio
                                                                    ------------
                                    On Initial Vesting Date            1/3

                                    Plus, for each completed
                                    month of the Optionee's
                                    continuous Service after
                                    the Initial Vesting Date
                                    until the Vested Ratio
                                    equals 1/1                        1/36

         OTHER VESTING PROVISIONS: As set forth in the Employment Agreement (the "EMPLOYMENT AGREEMENT") between the Optionee and the Company dated on or about the date hereof, upon a Change of Control (as defined in the Stock Option Agreement), or if the Optionee is terminated by the Company without Cause, or if the Optionee terminates his employment with the Company for Good Reason, the Vested Ratio shall automatically equal 1/1. The terms "Cause" and "Good Reason" shall have the meanings ascribed to them in the Employment Agreement.

         EXCEPTIONS TO PROVISIONS OF STOCK OPTION AGREEMENT: If the Optionee is terminated by the Company without Cause, or if the Optionee terminates his employment for Good Reason, the provisions of Section 7 of the Stock Option Agreement shall not apply, and the Option shall remain exercisable until the Option Expiration Date, except as set forth in Section 8 of the Stock Option Agreement. The terms "Cause" and "Good Reason" shall have the meanings ascribed to them in the Employment Agreement.

         By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Stock Option Agreement (except as otherwise set forth opposite Exceptions to Provisions of Stock Option Agreement), which is attached to and made a part of this document. The Optionee acknowledges receipt of a copy of the Stock Option Agreement, represents that the Optionee has read and is familiar with its provisions, and hereby accepts the Option subject to all of its terms and conditions.

SURGE GLOBAL ENERGY, INC.                   OPTIONEE

By: /s/ Fred Kelly                          /s/ David Perez
                                            ------------------------------------
Print Name: Fred Kelly                      Signature

                                            November 30, 2004
                                            ------------------------------------
                                            Date

ATTACHMENTS: Stock Option Agreement
                                            ------------------------------------
                                            Address

                                            ------------------------------------